Schedule II

                            INCOMNET, INC.  AND SUBSIDIARIES
                           VALUATION AND QUALIFYING ACCOUNTS
                               DECEMBER 31, 1995 AND 1994

                       Column A     Column B       Column C       Column D     Column E
                      -----------  -----------  --------------  ------------  ----------
                                    Additions
                                   -----------
                                                                    (2)
                      Balance at   Charged to     Charged to        (1)        Balance
                       beginning    costs and   other accounts   Deductions     at end
Classification         of period    expenses      - describe     - describe   of period
- --------------------  -----------  -----------  --------------  ------------  ----------

Allowance for
  doubtful accounts:

  December 31, 1994   $ 3,263,659  $ 4,576,237              --  $ 4,309,679   $3,530,217
  December 31, 1995   $ 3,530,217  $ 7,899,168              --  $ 7,842,435   $3,586,950



(1) Represents write-offs of specific balances determined to be uncollectible.
(2) Balance at December 31, 1995 includes $487,678 of other allowances, such as reserves for marketable securities, inventory and notes receivable.